Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                AZCO MINING INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) filing Proxy Statement if other than Registrant)

Payment of Filing Fee ((Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11,

     1)     Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

     2)     Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

     4)     Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

     5)     Total fee paid:

            --------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     1)     Amount Previously Paid:

            --------------------------------------------------------------------

     2)     Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

     3)     Filing Party:

            --------------------------------------------------------------------

     4)     Date Filed:
                          April 30, 1999
            --------------------------------------------------------------------

                                AZCO MINING INC.

                       2068 Main St. Suite C, PO Box 1895
                               Ferndale, WA 98248
                                 (360) 380-4467

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 26, 1999

To Our Shareholders:

        An Annual and Special Meeting (the "Meeting") of Shareholders of Azco Mining Inc. (the "Company"), a Delaware corporation, will be held at 10:00 a.m. (local time) on May 26, 1999 in the Prescott Room of The Arizona Biltmore, 24th Street at Missouri, Phoenix, Arizona for the following purposes:

        1.     To elect five directors of the Company.

        2. To ratify the appointment of PricewaterhouseCoopers as the Company's independent public accountants for the fiscal year ending June 30, 1999, and to authorize the directors of the Company to fix and approve their remuneration.

        3. To consider and vote upon a proposal to approve a Voting Agreement among the Company, Arizona Mica Properties, Inc, Lawrence G. Olson, John O. Rud, Floyd R. Bleak, Alan P. Lindsay and Anthony R. Harvey.

        4. To consider and vote upon a proposal to amend the Company's Stock Option Plan.

        5. To consider and vote upon a proposal to amend certain issued and outstanding Stock Options.

        6. To consider and vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on April 20, 1999 are entitled to notice of and to vote at the Meeting.

        The Board of Directors of the Company extends a cordial invitation to all Shareholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please fill in, date, sign and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked at any time prior to the Meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of shareholders for the Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Meeting and voting in person. If you are unable to attend your written proxy will assure that your vote is counted.

                                       By Order of the Board of Directors

                                       Alan P. Lindsay
                                       Chairman of the Board

Vancouver, British Columbia
April 16, 1999

                                AZCO MINING INC.

                       2068 Main St. Suite C, PO Box 1895
                               Ferndale, WA 98248
                                 (360) 380-4467

                                 PROXY STATEMENT

                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 26, 1999

        This Proxy Statement is furnished to the shareholders of Azco Mining Inc. (the "Company"), a Delaware corporation, in connection with the solicitation by and on behalf of the Company's Board of Directors (collectively, the "Board") of proxies to be voted at the Annual and Special Meeting (the "Meeting") of shareholders (each a "Shareholder") of the Company. The Meeting will be held at 10:00 a.m. (local time) on May 26, 1999 in the Prescott Room of The Arizona Biltmore, 24th Street at Missouri, Phoenix, Arizona for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders.

        Solicitation expenses will be paid by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit proxies by mail, in person or by telecommunication.

        The Company has retained Morrow & Co., professional proxy solicitors, at an estimated fee of $5,500 plus reasonable out-of-pocket expenses, to assist in the solicitation process. Approximately 10 persons will be utilized by such firm in its solicitation efforts. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of shares of the Company's common stock.

        All proxies that are properly executed and received prior to the Meeting will be voted at the Meeting. If a Shareholder specifies how the proxy is to be voted on any business to come before the Meeting it will be voted in accordance with such specification. IF A SHAREHOLDER DOES NOT SPECIFY HOW TO VOTE THE PROXY IT WILL BE VOTED FOR EACH MATTER SCHEDULED TO COME BEFORE THE MEETING AND IN THE PROXY HOLDERS' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Any proxy may be revoked by a Shareholder at any time before it is actually voted at the Meeting by delivering written notification to the Secretary of the Company, by delivering another valid proxy bearing a later date or by attending the Meeting and voting in person.

        This Proxy Statement and the accompanying proxy are first being sent to Shareholders on or about April 23, 1999. The Company will bear the cost of preparing, assembling and mailing the notice, Proxy Statement and form of proxy for the Meeting.

        Unless otherwise indicated, all monetary amounts set forth herein are in United States dollars.

                                VOTING SECURITIES

        All voting rights are vested exclusively in the holders of the Company's common stock, $.002 par value (collectively, the "Common Stock"), with each share entitled to one vote. Only Shareholders of record at the close of business on April 20, 1999 are entitled to notice of and to vote at the Meeting or any adjournment thereof. At the close of business on April 20, 1999 there were 29,752,121 shares of Common Stock issued and outstanding. A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the Meeting, in person or by proxy, in order to constitute a quorum. Cumulative voting is not allowed for any purpose. The affirmative vote of the holders of a plurality of shares of the Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be necessary to elect Directors of the Company and the affirmative vote of the holders of the majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be necessary to approve the Voting Agreement, the amendment to the Company's Stock Option Plan, the amendment of certain issued and outstanding Stock Options and to ratify the appointment of the auditors.

        An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on any particular proposal, abstentions will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote on any such proposal, shall have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" on a particular proposal will not be treated as shares present and entitled to vote on the proposal. Similarly, management shares and shares held by Lawrence G. Olson, John O. Rud and Floyd R. Bleak will not be entitled to be voted on the approval of the Voting Agreement as described below under "PROPOSAL TO APPROVE VOTING AGREEMENT" and insider shares and shares held by their associates will not be entitled to be voted on the approval of the amendment to the insiders Stock Options as described below under "PROPOSAL TO AMEND ISSUED AND OUTSTANDING OPTIONS". Such shares will be counted for the purposes of determining a quorum, but will not be treated as shares present and entitled to vote on the proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth information, as of April 5, 1999, with respect to beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director of the Company, by each Named Executive Officer (as defined below under "EXECUTIVE COMPENSATION") and by all officers and directors of the Company as a group. Unless otherwise noted, each Shareholder has sole investment and voting power over the shares owned.

===============================================================================================
             NAME AND ADDRESS                        TYPE OF           NUMBER OF       PERCENT
            OF BENEFICIAL OWNER                     OWNERSHIP           SHARES         OF CLASS
-----------------------------------------------------------------------------------------------
Alan P. Lindsay                                     Record and         1,178,569(1)      3.90%
(Director, Chairman, President and                  Beneficial
Chief Executive Officer)
999 W. Hastings, Suite 1250
Vancouver, BC  V6C 2W2
CANADA
-----------------------------------------------------------------------------------------------

Anthony R. Harvey                                   Record and           653,252(2)      2.16%
(Director, Vice-Chairman,                           Beneficial
Executive Vice-President and Secretary)
999 W. Hastings, Suite 1250
Vancouver, BC  V6C 2W2
CANADA
-----------------------------------------------------------------------------------------------

Paul A. Hodges                                      Record and           116,524(3)        *
(Director)                                          Beneficial
4536 N. Via Bellas Catallinas
Tucson, AZ  85718
-----------------------------------------------------------------------------------------------

===============================================================================================
             NAME AND ADDRESS                        TYPE OF           NUMBER OF       PERCENT
            OF BENEFICIAL OWNER                     OWNERSHIP           SHARES         OF CLASS
-----------------------------------------------------------------------------------------------
Ian M. Gray                                         Record and         150,000(4)          *
(Director)                                          Beneficial
Copper Hill House
Butler Hill, Redruth
Cornwall, England  TR166SR
-----------------------------------------------------------------------------------------------

Lawrence G. Olson                                   Record and       1,600,000(8)       5.36%
(Director)                                          Beneficial
3045 S. 35th Avenue
Phoenix, AZ 85009
-----------------------------------------------------------------------------------------------

Dr. Nick Badham                                     Record and         100,000(5)          *
(Chief Geologist)                                   Beneficial
Copper Hill House, Over Wallop
Stockbridge, U.K., S020 8HU
-----------------------------------------------------------------------------------------------

Gary L. Simmerman                                   Record and         265,000(6)          *
(Vice-President of Operations)                      Beneficial
1211 W. Crystal Palace Place
Oro Valley, AZ 85737
-----------------------------------------------------------------------------------------------

Ryan A. Modesto                                     Record and         170,000(7)          *
(Vice-President of Finance)                         Beneficial
2068 Main St. Suite C, PO Box 1895
Ferndale, WA 98248
-----------------------------------------------------------------------------------------------

John O. Rud                                         Record and       1,500,000          5.04%
7239 N. El Mirage Road                              Beneficial
Glendale, AZ 85307
-----------------------------------------------------------------------------------------------

Floyd R. Bleak                                      Record and       1,500,000          5.04%
3616 E. Omega Circle                                Beneficial
Mesa, AZ 85215
-----------------------------------------------------------------------------------------------

All officers & directors                            Record and       4,343,345(9)      13.69%
  as a group (8 persons)                            Beneficial
===============================================================================================
*  Less than 1%.

(1) Includes (i) 605,308 shares owned by a corporation which is controlled by Mr. Lindsay, (ii) options to acquire 300,000 shares at an exercise price of CDN $1.05 per share and (iii) options to acquire 200,000 shares at an exercise price of CDN $0.80 per share

(2) Includes (i) 122,224 shares owned by Mr. Harvey's wife, (ii) options to acquire 300,000 shares at an exercise price of CDN $1.05 per share and
     (iii) options to acquire 200,000 shares at an exercise price of CDN $0.80 per share.

(3) Includes options to acquire (i) 50,000 shares at an exercise price of CDN $1.05 per share and (ii) 50,000 shares at an exercise price of CDN $0.70 per share.

(4) Consists of options to acquire (ii) 100,000 shares at an exercise price of CDN $1.05 per share and (ii) 50,000 shares at an exercise price of CDN $0.70 per share.

(5) Consists of options to acquire 100,000 shares at an exercise price of CDN $1.05 per share.

(6) Consists of options to acquire (i) 30,000 shares at an exercise price of CDN $0.80 per share (ii) 210,000 shares at an exercise price of CDN $1.05 per share and (iii) 25,000 shares at an exercise price of CDN $0.70 per share.

(7) Consists of options to acquire (i) 30,000 shares at an exercise price of CDN $0.80 per share (ii) 20,000 shares at an exercise price of CDN $0.70 per share and (iii)120,000 shares at an exercise price of CDN $1.05 per share.

(8) Includes options to acquire 100,000 shares at an exercise price of CDN $1.05 per share.

(9)  Includes options to acquire an aggregate of 1,985,000 shares.

        Management anticipates that insiders and their affiliates as well as Messrs. Olson, Rud and Bleak owning an aggregate of approximately 18.0% of the outstanding shares of Common Stock will vote in favor of each of the proposals to be submitted at the Meeting, including votes for all the nominees for directors . Management shares and shares held by Lawrence G. Olson, John O. Rud and Floyd R. Bleak will not be entitled to be voted on the approval of the Voting Agreement as described below under "PROPOSAL TO APPROVE VOTING AGREEMENT", and insider shares and shares held by their associates will not be entitled to vote on the approval of the amendment to the insider's Stock Options as described below under "PROPOSAL TO AMEND ISSUED AND OUTSTANDING OPTIONS".

                              ELECTION OF DIRECTORS

        The Company's Bylaws provide that the number of members of the Board shall not exceed seven members and currently consists of five members Cumulative voting in the election of directors is not permitted. Directors are elected by a plurality of shares of Common Stock represented at the Meeting and entitled to vote on the matter.

        The directors listed below have been nominated for re-election at the Meeting. Unless authority is withheld, it is intended that the shares represented by the proxies will be voted "FOR" these directors, each to serve until the Company's next annual meeting of Shareholders or until his respective successor is elected or appointed and qualified.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table lists the names, ages and positions of the Directors and Executive Officers of the Company as of March 15, 1999. Directors are elected to serve until the next annual meeting of Shareholders. All officers have been appointed to serve until their successors are elected or appointed and qualified. Additional information regarding the business experience, length of time served in each capacity and other matters relevant to each individual is set forth below the table.

================================================================================================
NAME                        POSITION HELD WITH THE COMPANY       PRINCIPAL OCCUPATION
------------------------------------------------------------------------------------------------
ALAN P. LINDSAY............ Chairman of the Board, Chief         Chief Executive Officer of the
                            Executive Officer, President and     Company
                            a Director of the Company
------------------------------------------------------------------------------------------------

ANTHONY R. HARVEY.......... Vice Chairman of the Board,          Executive Vice-President of the
                            Executive Vice President,            Company
                            Secretary and a Director of the
                            Company
------------------------------------------------------------------------------------------------

PAUL A. HODGES............. Director of the Company              Mining consultant
------------------------------------------------------------------------------------------------

IAN M. GRAY................ Director of the Company              Mining consultant
------------------------------------------------------------------------------------------------

LAWRENCE G. OLSON.......... Director of the Company              Business owner
------------------------------------------------------------------------------------------------

GARY L. SIMMERMAN.......... Vice President of Operations         Vice-President of Operations
                                                                 for the Company
------------------------------------------------------------------------------------------------

RYAN A. MODESTO............ Vice President of Finance            Vice-President of Finance for
                                                                 the Company
------------------------------------------------------------------------------------------------

DOUGLAS W. RAMSHAW......... Vice President of Corporate          Vice-President of Corporate
                            Development                          Development for the Company
------------------------------------------------------------------------------------------------

JOHN P. N. BADHAM           Chief Geologist                      Geologist for the Company
================================================================================================

        The following is a brief biography of each of the Directors and Executive Officers of the Company.

        Alan P. Lindsay -- Chairman of the Board, Chief Executive Officer, President and a Director

        Mr. Lindsay, aged 48, one of the Company's founders, has been responsible for arranging the financing, the corporate development and the building of the organization of the Company. Mr. Lindsay has an extensive background in business management and marketing. Mr. Lindsay has been involved in the mining business for the past twelve years and since 1989 has been engaged full time on the Company's business. Prior to being a founder of AZCO in 1988, Mr. Lindsay headed up and built a significant business and marketing organization for a major international financial institution in Vancouver, British Columbia.

        Anthony R. Harvey -- Vice-Chairman of the Board, Executive Vice-President, Secretary and a Director

        Mr. Harvey, aged 64, one of the Company's founders, has been associated with the Company since July 13, 1988. Prior to his association with the Company Mr. Harvey spent 30 years with Wright Engineers Limited where he gained extensive experience in the mining industry in various management positions, including mine construction and ore extraction, bulk handling and processing, project management and corporate marketing development, in many countries including the U.S. As a senior project manager he was responsible for the overall management and direction of many mining projects worldwide, including, among others, the Copper Flat Project, a 15,000 ton per day copper- molybdenum open pit mining and processing plant located in New Mexico, for Quintana Minerals Corporation, and a 3,000 ton per day underground copper mine rehabilitation expansion located in Ireland, for Avoca Mines Limited.

        Paul A. Hodges -- Director

        Mr. Hodges, aged 71, became a director of the Company on October 1, 1993. He has a degree in Mining Engineering from the Colorado School of Mines and is a registered professional engineer in Arizona. Mr. Hodges has over 40 years experience in the mining industry, covering exploration, operations, project startups, management and financing, and has worked for Anaconda, Asarco, RTZ and St. Joe. Mr. Hodges was the Chief Engineer worldwide for open pit mining for RTZ and the President of Anamax Mining Company at Twin Buttes. Most recently Mr. Hodges was the President of Compania Minera El Indio. He was a director of Lac Minerals Limited, a publicly traded company acquired by American Barrick in late 1994.

        Ian M. Gray -- Director

        Dr. Gray, aged 62, became a director of the Company on September 4, 1996. Most recently Dr. Gray has been involved in the assessment, acquisition and development of gold and copper properties in Indonesia, Peru and Brazil. For much of his career Dr. Gray held senior operations and management positions with INCO Ltd. and BP Minerals International Ltd., and has been involved in mineral exploration, project development, mine production, formation and general management of public companies in North America, Australia, Central Southern Africa, Southeast Asia and South America.

         Lawrence G. Olson -- Director

        Mr. Olson, aged 62, became a director of the Company on March 15, 1999 . Mr. Olson has owned and operated his own business, Olson Precast of Arizona Inc., since 1973. In 1998, Olson Precast of New Mexico, Inc., a company controlled by Mr. Olson, was liquidated under the United States bankruptcy laws in proceedings in the United States Bankruptcy Court for the district of New Mexico. Mr Olson received a B.S. in Civil Engineering from the University of Southern California in 1959. Mr Olson currently serves as a director of both Interactive Media Technology and Dimensional Visions, Inc., being NASD public companies.

        Ryan Andrew Modesto -- Vice President of Finance

        Mr. Modesto, aged 43, joined the Company in June 1994 as the Controller of the Sanchez Project, January 1, 1996 he became the Company's Corporate Controller and Principal Accounting Officer and in October 1998 was appointed Vice-President of Finance. Mr. Modesto earned a B.S. in Accounting from the University of Utah in 1977 and has 22 years of accounting and administrative experience in the mining industry. For the six years prior to joining the Company Mr. Modesto was the Controller of the Santa Fe Mine for Corona Gold Inc. in Nevada.

        Gary L. Simmerman -- Vice President of Operations

        Mr. Simmerman, aged 48, joined the Company in September 1992 as Chief Engineer of the Sanchez Project and in October 1998 was appointed Vice-President of Operations. Mr. Simmerman, a Mining Engineer from the University of Arizona, has been working in the mining industry since 1974, and has been involved in exploration, development and production operations in gold, silver, copper, cobalt, coal and uranium. For the five years prior to joining the Company Mr. Simmerman was Chief Engineer for Santa Fe Pacific Gold's Rabbit Creek Mine and was involved in the original determination of the ore reserves and the feasibility stage through startup, production and expansion to a 200,000 ton per day operation.

        Douglas W. Ramshaw -- Vice-President of Corporate Development

        Mr. Ramshaw, aged 27, joined the Company in February 1997 and was appointed Vice-President of Corporate Development in May 1997. Mr. Ramshaw received a degree in Mining Geology in 1993 from the Royal School of Mines, Imperial College, London, England. Mr Ramshaw was employed as an exploration geologist for ACA Howe International Ltd in England and St George Metals Inc. in Battle Mountain, Nevada. From February 1994 to December 1994 Mr. Ramshaw was first a research consultant and then an Assistant Editor for the Mining Journal, and from January 1996 to February 1997 he was a mining analyst for C.M. Oliver and Company (UK) Limited, a British based capital markets office of a Canadian stockbrokerage firm.

        John Patrick Nicholas Badham -- Chief Geologist

        Dr. Badham, aged 51, joined the Company in August 1997 as the Company's Chief Geologist. From 1989 to 1996 Dr. Badham was the Chief Geologist for Rio Tinto Mining and Exploration Ltd. where he was responsible for target definition, exploration research and area selection. Dr. Badham received a doctorate degree in Economic Geology from the University of Alberta in 1973.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended June 30, 1998, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Dr. Badham was late in filing his Initial Statement of Beneficial Ownership of Securities on Form 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Andrew F de P Malim, a non-officer director of the Company through April 24 1998, is the Chairman, managing director and majority shareholder of Lion Mining Finance, a United Kingdom registered company ("Lion"). On May 9, 1996 the Company entered into a memorandum of agreement with Eagle River International Limited, West African Gold and Exploration, Ltd. and Lion concerning the development of mining concessions in Mali. Pursuant to that agreement Lion Mining Corporation Limited, a company associated with Lion, was paid $15,692 for management services. The Company believes that the terms of this agreement were comparable to those that could have been obtained in arms-length bargaining with an unrelated third party.

        Effective November 18, 1997 the Company and Lion entered into an agreement whereby Lion assigned to the Company all of its interest in the Mali project and Lion agreed to grant the Company first right on all mining opportunities which were brought to it for a minimum three year period. For this consideration the Company indemnifies and holds harmless Lion from all manner of action in connection with the Mali project. The Company believes that the terms of this agreement were comparable to those that could have been obtained in arms-length bargaining with an unrelated third party.

        On March 9, 1999 the Company acquired Arizona Mica Properties, Inc., a company that was one-third owned by Lawrence G. Olson who became a director of the Company on March 15, 1999 in conjunction with such transaction. The terms of this agreement were negotiated in arms-length bargaining. The transaction is described in more detail below under "PROPOSAL TO APPROVE VOTING AGREEMENT".

                          BOARD MEETINGS AND COMMITTEES

        During the Company's fiscal year ended June 30, 1998 the Company's Board met six times. All of the directors were present for 75% or more of the meetings of the Board and any committees upon which they served that were held during their individual incumbencies. Messrs. Harvey and Lindsay spend virtually all of their business time on the Company's business. Mr. Hodges, Dr. Gray and Mr. Olson each spend approximately ten percent of their business time on the Company's business.

        The Company's Audit Committee is comprised of Messrs. Harvey and Hodges and Dr. Gray. The Audit Committee recommends the selection and re-appointment of the Company's independent certified public accountants to the Board and reviews the proposed scope, content and results of the audit performed by the accountants and any reports and recommendations made by them. The Audit Committee held no formal meetings during the most recent fiscal year, but met in the context of regular Board meetings.

        During the fiscal year ended June 30, 1998 the Company had no nominating, stock option or executive committees.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

        The following tables show compensation during the fiscal years ended June 30, 1996, 1997 and 1998, respectively, of those persons who were, at June 30, 1998 (i) the Chief Executive Officer and (ii) other Executive Officers of the Company whose total compensation was not less than $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table
                           (As at year ended June 30)


=================================================================================================
                                                     Annual Compensation              Long Term
                                                                                     Compensation
-------------------------------------------------------------------------------------------------
                                                                                      Securities
                                                                                         Under
                                                                                       Options/
                                                                    Other Annual         SARs
                                           Salary        Bonus      Compensation       Granted
Name and Principal Position      Year        ($)          ($)           ($)              (#)
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

=================================================================================================
                                                     Annual Compensation              Long Term
                                                                                     Compensation
-------------------------------------------------------------------------------------------------
Alan P. Lindsay, President,      1998     139,169(1)     5,500         7.250(3)            -0-
Chairman of the Board and        1997     110,000(1)     5,500         6,000(3)            -0-
Chief Executive Officer          1996      99,482(1)       -0-         6,000(3)        300,000
-------------------------------------------------------------------------------------------------

Anthony R. Harvey                1998     139,169(2)     5,500         7.250(3)            -0-
Vice-Chairman, Executive         1997     110,000(2)     5,500         6,000(3)            -0-
Vice-President and Secretary     1996      99,482(2)       -0-         6,000(3)        300,000
-------------------------------------------------------------------------------------------------

Dr. John P. N. Badham            1998     148,000        7,500           -0-               -0-
Chief Geologist                  1997      48,000          -0-           -0-           100,000
                                 1996         -0-          -0-           -0-               -0-
-------------------------------------------------------------------------------------------------

Ryan A. Modesto                  1998      97,200        4,800        30,000(4)         13,000
Vice-President of Finance        1997      84,479        4,100           -0-            50,000
                                 1996      75,325        1,600           -0-            25,000
=================================================================================================


(1) These amounts were actually paid to Alan Lindsay and Associates Ltd., a management company under the control of Mr. Lindsay pursuant to a Management Agreement dated May 1, 1989 and a successor Management Agreement dated February 1, 1998 with the Company.

(2) These amounts were actually paid to ARH Management Ltd., a management company under the control of Mr. Harvey pursuant to a Management Agreement dated May 1, 1989 and a successor Management Agreement dated February 1, 1998 with the Company.

(3)  These amounts were paid as reimbursement of medical insurance premiums.

(4) Mr. Modesto was granted a $30,000 relocation allowance in conjunction with the move of the Company's corporate office from Solomon, Arizona to Ferndale, Washington.


                        OPTION GRANTS IN LAST FISCAL YEAR

=============================================================================================================
                   Number of    % of total                                       Potential Realized Value
                  Securities     Options                                         (Cdn $) at Assumed Annual
                   Underling    granted to     Exercise of                         Rates of Stock Price
                   Options     Employees in    Base Price                        Appreciation for Option Term
    Name          Granted(#)   Fiscal Year     (Cdn $/Sh)    Expiration Date          5%          10%
-------------------------------------------------------------------------------------------------------------
Ryan A  Modesto    13,000(*)       15%            1.70        December 10, 2002      6,106       13,492
-------------------------------------------------------------------------------------------------------------

(*)  These options are exercisable from the date of grant (December 10, 1997).

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS VALUES


================================================================================================
                        Number of Securities Underling         Value of Unexercised In-The-money
                         Unexercised Options at FY-End             Options at FY-End ($)(*)
                        ------------------------------------------------------------------------
       Name             Exercisable        Unexercisable        Exercisable        Unexercisable
------------------------------------------------------------------------------------------------
Alan P. Lindsay           300,000               -0-                 -0-                 -0-
Anthony R. Harvey         300,000               -0-                 -0-                 -0-
Dr. J.P.N. Badham         100,000               -0-                 -0-                 -0-
Ryan A. Modesto           100,000               -0-                 -0-                 -0-
================================================================================================

(*) Based on the closing price of $0.69 of the Company's Common Stock as quoted on the American Stock Exchange on June 30, 1998.

COMPENSATION OF DIRECTORS

        The Company pays to each of its outside, non-officer directors a fee of $1,500 per month. The Company also reimburses its directors for reasonable expenses incurred by them in attending meetings of the Board of Directors. During fiscal 1998 non-officer directors received a total of $8,205 in consulting fees separate and distinct from directors fees as a result of actual services rendered above and beyond those typical of an non-officer director.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS.

        Effective February 1, 1998 the Company entered into a management agreement with Alan Lindsay and Associates Ltd.("Associates"), a British Columbia corporation owned and controlled by Mr. Lindsay, the Company's Chief Executive Officer. This new agreement replaces an original May 1, 1989 agreement in its entirety. The agreement requires all salary amounts otherwise payable by the Company to Mr. Lindsay to be paid to Associates. Associates shall be compensated a base fee of $180,000 annually and an allowance for equivalent insurance benefits enjoyed by permanent US based employees (approximately $750 per month). The base fee may be renegotiated annually at the request of either party. In the event that the parties cannot agree then the base fee shall be increased by the greater of 5% or the amount of the cost of living index as published by the Canadian Federal government. The term of the agreement is for a period of 36 months and shall renew automatically for subsequent one year periods unless either party gives the other party notice of non-renewal at least 90 days prior to the end of any term. In the event that the agreement is terminated, or fails to renew due to failure of agreement after the issuance of a non-renewal notice, Associates shall receive a termination fee equal to either the sum of the buy-out of any outstanding stock options for a price equal to the aggregate of the average trading market price of the Company's shares on The Toronto Stock Exchange on the date of termination multiplied by the number of shares under option and less the exercise price thereof or, at the election of Associates and subject to regulatory approval, extension of the option for a year after termination; together with the greater of(i) the aggregate remaining base fee for the unexpired remainder of the term; and (ii) the then annual base fee plus one month of base fee for each year, or portion thereof, served after the effective date. In the event that Associates is unable to provide the services due to protracted disability or sickness or the death of its principal (Mr. Lindsay) it may, at any time, declare such to the Company and may terminate the agreement as a without fault termination and the termination fee shall be payable. The Company may elect to effect such termination, and shall pay the termination fee, in the case of death of Associates' principal or in the event that sickness or disability has continued for a period in excess of 120 days. It is the Company's estimation that if the management agreement with Associates was terminated April 25, 1999 Associates would be due $350,760 as a termination fee. This fee represents $10,560 (Cdn.$16,000) for the buyout of outstanding stock options on April 25, 1999 and $340,200 as the aggregate remaining base fee for the remainder of the term of the agreement.

        Effective February 1, 1998 the Company entered into a management agreement with ARH Management Ltd. ("Management"), a British Columbia corporation owned and controlled by Mr. Harvey, the Company's Vice-

Chairman. This new agreement replaces an original May 1, 1989 agreement in its entirety. The agreement requires all salary amounts otherwise payable by the Company to Mr. Harvey to be paid to Management. Management shall be compensated a base fee of $180,000 annually, and an allowance for equivalent insurance benefits enjoyed by permanent US based employees (approximately $750 per month). The base fee may be renegotiated annually at the request of either party. In the event that the parties cannot agree then the base fee shall be increased by the greater of 5% or the amount of the cost of living index as published by the Canadian Federal government. The term of the agreement is for a period of 36 months and shall renew automatically for subsequent one year periods unless either party gives the other party notice of non-renewal at least 90 days prior to the end of any term. In the event that the agreement is terminated, or fails to renew due to failure of agreement after the issuance of a non-renewal notice, Management shall receive a termination fee equal to the sum of the buy-out of any outstanding stock options for a price equal to the aggregate of the average trading market price of the Company's shares on The Toronto Stock Exchange on the date of termination multiplied by the number of shares under option and less the exercise price thereof or, at the election of Management and subject to regulatory approval, extension of the option for a year after termination; together with the greater of(i) the aggregate remaining base fee for the unexpired remainder of the term: and (ii) the then annual base fee plus one month of base fee for each year of portion thereof, served after the effective date. In the event that Management is unable to provide the services due to protracted disability or sickness or the death of its principal (Mr. Harvey) it may, at any time, declare such to the Company and may terminate the agreement as a without fault termination and the termination fee shall be payable. The Company may elect to effect such termination, and shall pay the termination fee, in the case of death of Management's principal or in the event that sickness or disability has continued for a period in excess of 120 days. It is the Company's estimation that if the management agreement with Management was terminated April 25, 1999 Management would be due $350,760 as a termination fee. This fee represents $10,560 (Cdn.$16,000) for the buyout of outstanding stock options on April 25, 1999 and $340,200 as the aggregate remaining base fee for the remainder of the term of the agreement.

        Effective August 15, 1994 management agreements were provided to both Messrs. Harvey and Lindsay that are effective in the event of a change in control of the Company. Similar management agreements (collectively, the "Management Agreements") were provided to Mr. Modesto on November 19, 1996 and to Dr. Badham on October 7, 1997. The Management Agreements provide for a lump sum distribution in an amount (taking into account all other applicable change in control payments by the Company) not to exceed 299% of the base amount as defined in IRC Section 280G (b) upon a change in control of the Company. Such "base amount" is generally equivalent to the applicable person's average annual compensation from the Company includable in his gross income over the preceding five years.
Change of control is therein defined to include only the following:

          (i) the acquisition (whether direct or indirect) of shares in excess of 20 percent of the outstanding shares of Common Stock of the Company by a person or group of persons, other than through a public equity offering by the Company;

         (ii) the occurrence of any transaction relating to the Company required to be described pursuant to the requirements of item 6(e) of Schedule 14A of Regulation 14A of the SEC under the Securities and Exchange Act of 1934; or

        (iii) any change in the composition of the Board of Directors of the Company resulting in a majority of the present directors not constituting a majority; provided, that in making such determination directors who were elected by, or on the recommendation of, such present majority, shall be excluded.

        Effective August 15, 1994 for Mr. Hodges, and effective November 19, 1996 for Dr. Gray, director's agreements (collectively, the "Director's Agreements") were provided to each of the above that are effective in the event of a change in control of the Company. These Director's Agreements provide for a lump sum distribution not to exceed $100,000 upon a change in control of the Company. Change in control has the same definition as set forth above in connection with the Management Agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended June 30, 1998 the Company had a compensation committee consisting of Messrs. Harvey and Hodges and Dr. Gray. Mr. Harvey is an employee and an officer of the Company. The Compensation Committee recommends officer and employee salary adjustments, bonuses and stock option grants. The Compensation Committee held no formal meetings during the most recent fiscal year, but met in the context of regular Board meetings.


REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

        OVERALL POLICY

        Salary compensation of the Company's Executive Officers is determined by the Compensation Committee. The directors' consideration of and decisions regarding executive compensation are guided by a number of factors described below. The objectives of the Company's total executive compensation package are to attract and retain the best possible executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and shareholder interests through stock option plans and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

        In making recommendations concerning executive compensation the Compensation Committee reviews individual executive compensation, corporate performance, stock price appreciation and total return to Shareholders for the Company.

        SALARIES

        The key elements of the Company's executive compensation consist of salary and stock options. The Compensation Committee determines salary levels of officers and employee stock option awards.

        Salaries for Executive Officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other mining companies.

        The salary levels of the officers of the Company for the following fiscal year are generally established by the Compensation Committee at its year-end meetings. Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer. The Board, where appropriate, also considers other performance measures, such as safety, environmental awareness and improvements in relations with Shareholders, employees, the public and government regulators.

        Mr. Lindsay's salary as Chief Executive Officer was increased to $180,000 by the Company's Compensation Committee on February 1, 1998. This represents a 64% increase in base fees over annual base fees of $110,000 established February 6, 1996. The compensation committee's basis for this increase was to bring the salary of Mr.
Lindsay in line with industry standards.

        Mr. Harvey's salary as Executive Vice-President and Secretary was increased to $180,000 by the Company's Compensation Committee on February 1, 1998. This represents a 64% increase in base fees over annual base fees of $110,000 established February 6, 1996. The compensation committee's basis for this increase was to bring the salary of Mr. Harvey in line with industry standards.

        During fiscal 1998 year end bonuses were calculated as 5% of base salary or fees for all employees and officers.

        STOCK OPTIONS

        Under the Company's 1989 Stock Option Plan as amended ("the Plan"), which has been approved by Shareholders, stock options are granted to the Company's officers, directors and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The Board determines the size of the stock option grants based on certain factors, including competitive compensation data similar to those used to determine salaries.

        Stock options are intended to align the interests of the executives with those of the Shareholders. All stock options granted under the Plan are granted with an exercise price equal to at least the market price of the Common Stock on the date of grant and are generally exercisable over a five-year period. This approach is designed to provide executive incentive for the creation of additional Shareholder value over the long term since the benefit of the option awards cannot be realized unless stock price appreciation occurs.


        CONCLUSION

        The Company's executive compensation is linked to individual and corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance, recognizing that the ups and downs of the business cycle, and in particular depressed mineral prices, from time to time, may result in an imbalance for a particular period.

        This Report has been provided by the Compensation Committee.

               Anthony R. Harvey
               Paul A. Hodges
               Ian M. Gray


SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following graph shows the cumulative total Shareholder return on the Company's Common Stock compared to the cumulative total return of two other stock market indices: (i) The American Stock Exchange Index (U.S.) (the "Amex Index (U.S.)"), and (ii) the Peer Group Index of similar line-of-business companies as industry code defined in the Media General Financial Database. The time period graphed is the period from July 1, 1993 through June 30, 1998. (The Company's Common Stock was registered under Section 12 of the Exchange Act in July 1992.)

        The AMEX Index (U.S.) is an index comprising all domestic common shares traded on The American Stock Exchange. The Peer Group Index includes data from the following five companies; Benguet Corporation, Freeport McMoran Copper & Gold, Cyprus Amax Minerals, O'Okiep Copper Co. Ltd. and Rio Tinto PLC (formerly RTZ Corp. PLC), all of which are listed on AMEX the NYSE.

                  CUMULATIVE TOTAL SHAREHOLDER RETURN(1)(2)(3)
                           JULY 1, 1993 - JUNE 30 1998

                                           FISCAL YEAR ENDING
                         1993     1994       1995       1996       1997       1998
Azco Mining Inc.         100     128.21      76.92      80.00      67.18      35.38

Peer Group Index         100     122.94     120.45     102.99     106.11      55.30

AMEX Index               100      96.53     116.15     132.99     141.44     163.53

(1) Assumes $100 invested on July 1, 1993 in the Company's Common Stock, the AMEX Index, and the Peer Group Index of alike line-of-business companies by industry code as defined in the Media General Financial Database.

(2)  Total Shareholder return assumes reinvestment of dividends.

(3)  Where applicable, Canadian currency has been translated to U.S. dollars.


          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board has appointed PricewaterhouseCoopers to audit the Company's financial statements prepared in connection with the submittal of the Company's Report on Form 10-K for the fiscal year ended June 30, 1999. The Board recommends that the Shareholders ratify that appointment and authorize the directors of the Company to fix and approve their remuneration. PricewaterhouseCoopers has audited the Company's financial statements since 1991.

        The shares of Common Stock represented by the proxies in the accompanying form will be voted "FOR" the ratification of the appointment of independent public accountants unless a contrary direction is indicated.

        The Company has requested representatives of PricewaterhouseCoopers to be present at the Meeting, will make available to such representatives an opportunity to make a statement if they so desire and expects them to be available to respond to appropriate questions.

                      PROPOSAL TO APPROVE VOTING AGREEMENT

        On March 9,1999 the Company consummated the acquisition of Arizona Mica Properties, Inc., an Arizona corporation ("Arizona Mica"), that owned the rights to develop 43 unpatented lode mining claims located in Yavapai County, Arizona. This acquisition was accomplished through the merger of Arizona Mica with and into the Company's wholly-owned subsidiary, Sanchez Mining Inc., a Delaware corporation ("Sanchez"), with Sanchez being the surviving corporation in the merger. In connection with the merger the Company issued an aggregate of 4,500,000 shares (collectively, the "Shares") of its Common stock to the three shareholders of Arizona Mica, Messrs. Lawrence G. Olson, John 0. Rud and Floyd
R. Bleak, with each such shareholder receiving 1,500,000 Shares of the Company's Common Stock. The Shares were issued as "restricted securities", as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Act"), and the certificates representing the Shares bear a restrictive legend permitting transfer only pursuant to registration or applicable exemption under the Act.

        As part of the merger transaction Messrs. Olson, Bleak and Rud also entered into a Voting Agreement (the "Voting Agreement") with the Company, Arizona Mica and Messrs. Alan P. Lindsay and Anthony R. Harvey, who are officers, directors and shareholders of the Company. The Voting Agreement has a term of five years commencing March 9,1999 and the principal provisions of the Voting Agreement are as follows:

1. Messrs. Olson, Rud and Bleak each grant to management of the Company, as such may exist from time to time, the right to vote their Shares in favor of the nominees to the Company's Board of Directors proposed by management at any meeting of Shareholders of the Company. This provision is implemented through the grant of an irrevocable proxy by Messrs. Olson, Rud and Bleak to such member of the Board of Directors of the Company as the Board of Directors may specify from time to time;

2. the Company agrees to appoint one nominee (the "Nominee") of Messrs. Olson, Rud and Bleak to the Company's Board of Directors and agrees to include the Nominee in the management's slate of directors at any meeting, of the Shareholders of the Company;

3. Messrs. Olson, Rud and Bleak are permitted to sell, assign or otherwise transfer the Shares covered by the Voting Agreement provided that such transfers comply with applicable securities laws. Any Shares so transferred will no longer subject to the terms of the Voting Agreement; and

4. the Voting Agreement is subject to prior and required regulatory approval, including the approval of The Toronto Stock Exchange and The American Stock Exchange (the "Exchanges") where the shares of the Company's Common Stock are listed for trading.

        The Exchanges have indicated to the Company that approval by the Shareholders of the Company is required before the Voting Agreement can become effective and that members of the Company's management, as well as Messrs. Lawrence G. Olson, John O. Rud and Floyd R. Bleak, will not be permitted to vote their shares of Common Stock in connection with such approval. As of March 15, 1999 the Company's Board unanimously approved a resolution to place before the Shareholders a vote to approve the Voting Agreement. The acquisition of Arizona Mica Properties was in no way conditional on the approval of the Voting Agreement. The Company does not plan to take any action if the Shareholders do not approve the Voting Agreement. A complete copy of the Voting Agreement may be obtained upon written request to the Secretary of the Company, at PO Box 1895, Ferndale, Washington, 98248. Any such written request must be accompanied by a check in the amount of $1.00 payable to the Company to cover copying, handling and mailing expenses.

        The Board of Directors recommends that the Shareholders approve the Voting Agreement. The Board believes that the Voting Agreement will provide for stability in the management of the Company while permitting the Company to obtain valuable input and advice from the former Arizona Mica shareholders. In addition, the Board believes the above-referenced provisions of the proposed Voting Agreement will assist the Company in ensuring that the Arizona Mica property interests are developed in a manner consistent with the best interest of the Company together with the most efficient use of the Company's resources.

        In the event that the Voting Trust is approved by the shareholders, Messrs. Lindsay and Harvey will control the vote of 5,331,861 shares of the Company's common stock compared with the vote of 881,861 shares they currently control.

        The Voting Agreement may have certain negative consequences, including an affect on the ability of shareholders of the Company or other persons to (i) change the composition of the incumbent board of Directors, (ii) to benefit from certain transactions which are opposed by the incumbent Board of Directors and
(iii) to make a tender offer or otherwise attempt to gain control of the Company, even if such attempt was beneficial to the Company and its Shareholders. If the Voting Agreement is approved, the current management will control the votes of approximately 18 percent of the Common Stock in connection with the election of the Company's directors. This would make it very difficult for any other person or persons to effect a change in the composition of the incumbent Board of Directors. It would also make it very difficult for any other person or persons to remove the incumbent Board of Directors if the incumbent Board opposed a transaction or tender offer favored by such person or persons. In general, the Voting Agreement, if approved, would make it extremely difficult for anyone to effect a change in control of the Company without the approval of the incumbent directors.

        On March 15, 1999 Mr. Lawrence G. Olson was appointed as a director of the Company, and as indicated above under "ELECTION OF DIRECTORS," Mr. Olson is included in management's current slate of nominee directors. It is anticipated that Mr. Olson will be the initial Nominee under the provisions of the Voting Agreement.

        The Board recommends that Shareholders vote "FOR" the approval of the Voting Agreement. The affirmative vote of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter is necessary for the approval of the Voting Agreement. As indicated above, members of management and Messrs. Lawrence G. Olson, John O. Rud and Floyd R. Bleak will not be permitted to vote their shares on the proposal to approve the Voting Agreement.

                PROPOSAL TO AMEND THE COMPANY'S STOCK OPTION PLAN

        As of March 15, 1999, the Company's Board unanimously approved a resolution to place before the Shareholders a vote to amend the Company's Stock Option Plan (the "Plan") to fix the maximum number of shares for which options may be granted under the Plan at 5,950,424. Currently the Plan has the potential to issue upon option exercises an additional 3,645,085 shares that would represent over 12% dilution to the current Shareholders. If the proposal to amend the Plan is approved the Plan would have the potential to issue upon option exercises a total of 4,492,924 additional shares that would represent over 15% dilution to the current Shareholders. Moreover, additional shares issued under the Plan and available for sale on the market could have a depressive effect on the price of the Company's Common Stock. At April 5, 1999, the closing price of the Company's Common Stock as reported on The American Stock Exchange was $0.6875 per share.

        The Plan was adopted by the Company effective July 24, 1989 and terminates at midnight on April 30, 2007, except as to options previously granted and outstanding under the Plan at that time. The purpose of the Plan is to advance the interests of the Company and its Shareholders by affording "Key Persons", upon whose judgment, initiative and efforts the Company may rely for the successful conduct of its business, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company. The Plan authorizes the Board to grant options to purchase shares of Common Stock to "Key Persons" selected by the Board while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors and other matters. The Plan defines a "Key Person" as a person designated by the Board upon whose judgment, initiative and efforts the Company may rely, who shall include any director, officer, full-time employee or consultant of the Company. There are currently approximately 21 individuals who qualify as "Key Persons" of the Company and its subsidiaries.

        The Plan is administered by the Board which selects the optionee and determines (i) the number of shares of Common Stock to be subject to each option (however, in no event may the maximum number of shares reserved for any one individual exceed 5% of the issued and outstanding share capital of the Company)
(ii) the type of each option to be granted (non-qualified or incentive stock option); (iii) the time at which each option is to be granted (iv) the purchase price for the option shares (v) the option period; and (vi) the manner in which the option becomes excisable. The Plan is also subject to applicable rules of The Toronto Stock Exchange and The American Stock Exchange.

        The Plan permits the Board to designate certain options granted under the Plan as incentive stock options (each an "Incentive Stock Option"). An option designated by the Board as an Incentive Stock Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the U.S. Internal Revenue Code. The purchase price of the Incentive Stock Option may generally not be less than 100 percent of the fair market value of the stock at the time the option is granted (110% if the optionee owns more than ten percent of the total voting shares of the Company). In addition, the aggregate fair market value, determined at the time of grant of the shares under any Incentive Stock Option which are exercisable for the first time by any individual in any calendar year may not exceed $100,000. An Incentive Stock Option may only be granted to a Key Person who is an employee of the Company.

        The exercise price of all options granted under the Plan must not be less than the fair market value of the applicable shares on the date of grant. The period within which an option must be exercised may not be later than 10 years from the date on which the option was granted and on option may generally not be exercised during the first six months after the date of grant. An option generally must be exercised by an employee within 30 days after the termination of his employment with the Company. An option is not transferable otherwise than by will or the laws of descent and distribution. At the time of exercise the optionee must pay to the Company the full purchase price of the shares in cash.

FEDERAL INCOME TAX CONSEQUENCES

        An optionee will not be deemed to receive any income at the time an Incentive Stock Option is granted or exercised, although the exercise may give rise to alternative minimum tax liability for the optionee. If an optionee does not dispose of shares acquired on exercise of an Incentive Stock Option within the two-year period beginning the day after the day of grant of the option, or within the one-year period beginning on the day after the day of the transfer of the shares to the optionee, the gain (if any) on a subsequent sale (i.e., the excess of the proceeds received over the option price) will be a long term capital gain and any loss the optionee may sustain on such sale will be a long term capital loss. If the optionee disposes of the shares within the two-year or one-year periods referred to above the disposition will be a "disqualifying disposition" and the optionee will generally recognize ordinary income taxable as compensation in the year of the disqualifying disposition to the extent of the excess of the fair market value of the shares on the date of exercise over the option price. The balance, if any, will be a long term or short term capital gain depending, generally, on whether the shares were held more than one year after the Incentive Stock Option was exercised. To the extent the optionee recognizes ordinary income with respect to a disqualifying disposition the Company will be entitled to a corresponding deduction, subject to general rules relating to the reasonableness of compensation.

        With respect to options that are not Incentive Stock Options (each a "Non-Qualified Stock Option"), there is no taxable income to the optionee as a result of the grant of such an option. However, an optionee generally recognizes taxable income upon the exercise of a Non-Qualified Stock Option equal to the excess of the fair market value of the stock on the date of exercise over the option price. The Company is not entitled to a tax deduction upon the grant of a Non-Qualified Stock Option but is entitled to a tax deduction upon exercise and corresponding to the optionee's taxable income.

        The discussion herein sets forth all material terms of the amended Plan. A copy of the amended Plan may be viewed at the Company's corporate office, located at 2068 Main St, Suite C, Ferndale, Washington 98248, during normal business hours or may be obtained upon written request to the Secretary of the Company, at PO Box 1895, Ferndale, Washington, 98248. Any such written request must be accompanied by a check in the amount of $1.00 payable to the Company to cover copying, handling and mailing expenses.

MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN

        The Plan currently provides that the Board is authorized to grant options under the Plan up to a total number of 5,102,585 shares of Common Stock. The proposed amendment would fix the number of shares which may be issued under the Plan at 5,950,424. As of April 5, 1999 1,457,500 shares have already been issued under the Plan pursuant to option exercises, and options to acquire another 3,564,500 shares have been granted and are outstanding. Therefore, 80,585 shares of Common Stock would be available for future grants under the Plan, if the proposed amendment is not approved, and 928,424 shares of Common Stock would be available for future grants under the Plan if the proposed amendment is approved.

        The following table summarizes the presently outstanding options issued under the Plan to the indicated persons as of April 5, 1999. As of April 5, 1999 there were 3,564,500 outstanding options issued under the Plan. AZCO's closing price on The Toronto Stock Exchange on April 5, 1999 was $0.88 (Cnd.). All the outstanding options are Non-Qualified Stock Options for US optionees.

=========================================================================================
                        Number of
                        Securities                                      Market Value of
                        Underling     Exercise of                       Options Granted
      Name               Options      Base Price                      as of April 5, 1999
    or Group            Granted(#)    (Cdn $/Sh)   Expiration Date        (Cdn $/Sh)
-----------------------------------------------------------------------------------------
Alan P. Lindsay           200,000       $0.80     February 22, 2004        $16,000
President, CEO &          300,000       $1.05      March 11, 2004             $0
Chairman
-----------------------------------------------------------------------------------------

Anthony R Harvey          200,000       $0.80     February 22, 2004        $16,000
Executive Vice-           300,000       $1.05      March 11, 2004             $0
President, Secretary
-----------------------------------------------------------------------------------------

Dr. John N. P. Badham     100,000       $1.05      March 11, 2004             $0
Chief Geologist
-----------------------------------------------------------------------------------------

Gary L. Simmerman          25,000       $0.70     October 23, 2003          $4,500
Vice-President             30,000       $0.80     February, 22 2004         $2,400
Operations                210,000       $1.05      March 11, 2004             $0
-----------------------------------------------------------------------------------------

Ryan A. Modesto            30,000       $0.80      July 13, 2003            $2,400
Vice-President Finance     20,000       $0.70     October 23, 2003          $3,600
                          120,000       $1.05      March 11, 2004             $0
-----------------------------------------------------------------------------------------

All Current Executive      30,000       $0.80      July 13, 2003            $2,400
Officers as a Group        45,000       $0.70     October 23, 2003          $8,100
                          430,000       $0.80     February, 22 2004        $34,400
                        1,030,000       $1.05      March 11, 2004             $0
-----------------------------------------------------------------------------------------

Dr. Ian M. Gray            50,000       $0.70     October 23, 2003          $9,000
Director                  100,000       $1.05      March 11, 2004             $0
-----------------------------------------------------------------------------------------

Paul A. Hodges             50,000       $0.70     October 23, 2003          $9,000
Director                   50,000       $1.05      March 11, 2004             $0
-----------------------------------------------------------------------------------------

Lawrence G. Olson         100,000       $1.05      March 11, 2004             $0
Director
-----------------------------------------------------------------------------------------

All current Directors     100,000       $0.70     October 23, 2003         $18,000
who are not Executive     250,000       $1.05      March 11, 2004             $0
Officers as a Group
-----------------------------------------------------------------------------------------

Employees who are not       5,000       $0.70     October 23, 2003           $900
Executive Officers as a    50,000       $1.05      March 11, 2004             $0
Group
-----------------------------------------------------------------------------------------

Others who have
received more than 5%
of the outstanding
options
-----------------------------------------------------------------------------------------

Michael Baybak            207,500       $1.80      March 8, 2001              $0
-----------------------------------------------------------------------------------------

Princeton Research, Inc    50,000    $1.00 (US)   December 31, 2000           $0
                           50,000    $1.25 (US)   December 31, 2000           $0
                           50,000    $1.50 (US)   December 31, 2000           $0
                          100,000    $1.75 (US)   December 31, 2000           $0
-----------------------------------------------------------------------------------------

The Catalyst Group        200,000    $0.69 (US)    March 16, 2002             $0
-----------------------------------------------------------------------------------------

Falcon Consulting Co.     200,000    $0.625 (US)   March 25, 2002             $0
-----------------------------------------------------------------------------------------

        The Board recommends that Shareholders vote "FOR" the proposed amendment to the Plan. The affirmative vote of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter is necessary for the approval of the proposed amendment to the Plan.

        Passage of the proposal to increase the shares of Common Stock available under the Plan would have certain effects on the shareholders of the Company. Any new shares issued under the Plan will dilute the ownership percentage of existing shareholders and, if issued at a price per share which is less than book value, will also dilute the book value of shares held by existing shareholders. Additional shares issued to members of management under the Plan could also make it more difficult for other shareholders to effect a change in control of the Company. Moreover, additional shares issued under the Plan and available for sale on the market could have a depressive effect on the price of the Company's Common Stock.

        The shares of Common Stock represented by proxies in the accompanying form will be voted "FOR" the approval of the amendment to the Company's Plan unless a contrary direction is indicated.

                PROPOSAL TO AMEND ISSUED AND OUTSTANDING OPTIONS

        As of March 15, 1999 the Company's Board unanimously approved a resolution to place before the Shareholders a vote to amend the following issued and outstanding Stock Options to acquire up to an aggregate of 1,240,000 common shares of the Company under the Company's present Plan .

-------------------------------------------------------------------------------------------
                       NUMBER OF
                        OPTIONS
                        AMENDED
     EXISTING      (Same as previous       AMENDED       DATE OF OPTION     AMENDED OPTION
     OPTIONEE        allocations)       OPTION PRICE        AMENDMENT         EXPIRY DATE
-------------------------------------------------------------------------------------------
 RYAN A. MODESTO        12,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
  VICE-PRESIDENT                      (Original option  (Original option   (Original option
     FINANCE                           price of $3.50   grant on June 27,   expiry date of
                                           (Cdn.))            1994)         June 27, 1999)
-------------------------------------------------------------------------------------------
 RYAN A. MODESTO        25,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
  VICE-PRESIDENT                      (Original option  (Original option   (Original option
     FINANCE                           price of $1.80   grant on March 8,   expiry date of
                                           (Cdn.))            1996)         March 8, 2001)

-------------------------------------------------------------------------------------------
 RYAN A. MODESTO        50,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
  VICE-PRESIDENT                      (Original option  (Original option   (Original option
     FINANCE                           price of $1.87   grant on May 21,    expiry date of
                                           (Cdn.))            1997)          May 21, 2002)

-------------------------------------------------------------------------------------------
 RYAN A. MODESTO        13,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
  VICE-PRESIDENT                      (Original option  (Original option   (Original option
     FINANCE                           price of $1.70   grant on Dec. 10,   expiry date of
                                           (Cdn.))            1997)         Dec. 10, 2002)

-------------------------------------------------------------------------------------------
  THERESA GRIGG          5,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
     EMPLOYEE                         (Original option  (Original option   (Original option
                                       price of $1.80   grant on March 8,   expiry date of
                                           (Cdn.))            1996)         March 8, 2001)
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
  THERESA GRIGG          5,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
     EMPLOYEE                         (Original option  (Original option   (Original option
                                       price of $1.70   grant on Dec. 10,   expiry date of
                                           (Cdn.))            1997)         Dec. 10, 2002)

-------------------------------------------------------------------------------------------
    ANTHONY R.          300,000         $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
      HARVEY                          (Original option  (Original option   (Original option
    EXECUTIVE                          price of $1.80   grant on March 8,   expiry date of
  VICE-PRESIDENT                           (Cdn.))            1996)         March 8, 2001)

-------------------------------------------------------------------------------------------
   PAUL HODGES          50,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
     DIRECTOR                         (Original option  (Original option   (Original option
                                       price of $1.80   grant on March 8,   expiry date of
                                           (Cdn.))            1996)         March 8, 2001)

-------------------------------------------------------------------------------------------
 ALAN P. LINDSAY        300,000         $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
    PRESIDENT                         (Original option  (Original option   (Original option
        CEO                            price of $1.80   grant on March 8,   expiry date of
     CHAIRMAN                              (Cdn.))            1996)         March 8, 2001)

-------------------------------------------------------------------------------------------
     GARY L.            35,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
    SIMMERMAN                         (Original option  (Original option   (Original option
  VICE-PRESIDENT                       price of $1.80   grant on March 8,   expiry date of
    OPERATIONS                             (Cdn.))            1996)         March 8, 2001)

-------------------------------------------------------------------------------------------
     GARY L.            45,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
    SIMMERMAN                         (Original option  (Original option   (Original option
  VICE-PRESIDENT                       price of $1.87   grant on May 21,    expiry date of
    OPERATIONS                             (Cdn.))            1997)          May 21, 2002)

-------------------------------------------------------------------------------------------
     GARY L.            30,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
    SIMMERMAN                         (Original option  (Original option   (Original option
  VICE-PRESIDENT                       price of $1.80   grant on Jan. 21,   expiry date of
    OPERATIONS                             (Cdn.))            1998)         Jan. 21, 2003)

-------------------------------------------------------------------------------------------
 DR. IAN M. GRAY        100,000         $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
     DIRECTOR                         (Original option  (Original option   (Original option
                                       price of $1.90   grant on Sept. 4,   expiry date of
                                           (Cdn.))            1996)         Sept. 4, 2001)

-------------------------------------------------------------------------------------------
    RANDALL R.          30,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
      RENEAU                          (Original option  (Original option   (Original option
 PROJECT MANAGER                       price of $1.95   grant on Jan. 15,  expiry date of Jan.
                                           (Cdn.))            1997)            15, 2002)

-------------------------------------------------------------------------------------------
     DOUGLAS            100,000         $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
     RAMSHAW                          (Original option  (Original option   (Original option
  VICE-PRESIDENT                       price of $2.32   grant on Feb. 3,    expiry date of
    CORPORATE                              (Cdn.))            1997)          Feb. 3, 2002)
   DEVELOPMENT
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
     DR. JOHN           100,000         $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
      BADHAM                          (Original option  (Original option   (Original option
 CHIEF GEOLOGIST                       price of $1.95   grant on June 27,   expiry date of
                                           (Cdn.))            1997)         June 27, 2002)

-------------------------------------------------------------------------------------------
     JAMES R.           25,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
     PATERSON                         (Original option  (Original option   (Original option
     INVESTOR                          price of $1.40   grant on October    expiry date of
    RELATIONS                              (Cdn.))          30, 1997)      October 30, 2002)
  REPRESENTATIVE

-------------------------------------------------------------------------------------------
     JAMES R.           15,000          $1.05 (CDN.)     MARCH 10, 1999     MARCH 10, 2004
     PATERSON                         (Original option  (Original option   (Original option
     INVESTOR                          price of $1.50    grant on May 7,    expiry date of
    RELATIONS                              (Cdn.))            1998)          May 7, 2003)
  REPRESENTATIVE

-------------------------------------------------------------------------------------------
 TOTAL NUMBER OF
     OPTIONS
     AMENDED:          1,240,000
-------------------------------------------------------------------------------------------


        Passage of the proposal to amend certain issued and outstanding options would have certain effects on the shareholders of the Company. Holders of the affected options will be more likely to exercise those options if the exercise price is reduced. Any new shares issued under the Plan will dilute the ownership percentage of existing shareholders and, if issued at a price per share which is less than book value, will also dilute the book value of shares held by existing shareholders. Additional shares issued to members of management under the Plan could also make it more difficult for other shareholders to effect a change in control of the Company. Moreover, additional shares issued under the Plan and available for sale on the market could have a depressive effect on the price of the Company's Common Stock.

        In the event that all of the 1,240,000 amended options are exercised the purchase price of the amended options in total will be Cdn. $1,022,250 less than the original total purchase price of the amended options.

        The Board recommends that disinterested Shareholders vote "FOR" the proposed amendment of the issued and outstanding Stock Options indicated above. The Board believes that the proposal to amend issued and outstanding Stock Options to employees and insiders is necessary to keep compensation competitive in the industry. The affirmative vote of a disinterested majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter is necessary for the approval of the proposed amendment to the subject Stock Options.

        In accordance with the policies of The Toronto Stock Exchange disinterested approval of the Shareholders of the Company is required before any shares of Common Stock may be issued under any of the amended Stock Options to insiders of the Company (each such insider being referenced in the table above). Correspondingly, neither the referenced insiders nor their respective associates will be permitted to vote their shares of Common Stock in connection with such approval.

                              SHAREHOLDER PROPOSALS

        Proposals by Shareholders of the Company to be presented at the next annual meeting of Shareholders must be received by the Company a reasonable amount of time prior to such meeting to be included in the Company's proxy statement and proxy for that meeting. If a Shareholder intends to submit a proposal at the Meeting that is not included in the Company's Proxy Statement, and the Shareholder fails to notify the Company of such proposal a reasonable amount of time before the Company mails the proxy materials for the Meeting, then the proxies appointed by the Company's management would be allowed to use their discretionary voting authority when the proposal is raised at the Meeting without any discussion of the matter in the Proxy Statement. The proponent must be a record or beneficial owner entitled to vote on his or her proposal at the next annual meeting and must continue to own such security entitling him or her to vote through that date on which the meeting is held. The proponent must own 1% or more of the outstanding shares, or $1,000.00 in market value, of the Company's Common Stock and must have owned such shares for one year in order to present a shareholder proposal to the Company.

                           ANNUAL REPORT ON FORM 10-K

        The Annual Report on Form 10-K concerning the operation of the Company during the fiscal year ended June 30, 1998, including certified financial statements for the year then ended, is being mailed to each Shareholder of the Company with this Notice of Annual Meeting. Additional copies of the Annual Report may be obtained upon written request to the Secretary of the Company, at the corporate office located at P.O. Box 1895, 2068 Main St, Suite C, Ferndale, Washington 98248.

                                  OTHER MATTERS

        The Board knows of no other business to be presented at the Meeting of Shareholders. If other matters properly come before the Meeting the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

                                       By Order of the Board

April 16, 1999                         Alan P. Lindsay,
                                       Chairman of the Board

                                                                       Exhibit A

                                AZCO MINING INC.


                                STOCK OPTION PLAN


               This stock option plan (the "Plan") is adopted in consideration of services rendered and to be rendered by key personnel to Azco Mining Inc., its subsidiaries and affiliates.


1.             Definitions.


               The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:


        Board:              The Board of Directors of Azco Mining Inc.

        Common Stock:       The U.S. $.002 par value Common Stock of Azco Mining
                            Inc.

        Company: Azco Mining Inc., a corporation incorporated under the laws of Delaware, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

        Date of Grant:      The date on which an Option (see hereinbelow) is
                            granted under the Plan.

        Fair Market Value:  The Fair Market Value of the Option Shares. Such
                            Fair Market Value as of any date shall be reasonably determined by the Board; provided, however, that if there is a public market for the Common Stock, the Fair Market Value of the Option Shares as of any date shall not be less than the closing price for the Common Stock on the last trading day preceding the date of grant; provided, further, that if the Company's shares are not listed on any exchange the Fair Market Value of such shares shall not be less than the average of the means between the bid and asked prices


                             -- Stock Option Plan --

                             -- Azco Mining Inc. --
                            quoted on each such date by any two independent persons or entities making a market for the Common Stock, such persons or entities to be selected by the Board. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

        Incentive Stock
        Option: An Option as described in Section 9 hereinbelow intended to qualify under section 422 of the United States Internal Revenue Code of 1986, as amended.

        Insider: As defined in the Ontario Securities Act, means: (i) every Director or Senior Officer of the Company;
                            (ii) every director or senior officer of a company that is itself an insider or subsidiary of the Company; (iii) any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Company for the time being outstanding other than voting securities held by the person or company as underwriter in the course of a distribution; or
                            (iv) the Company where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

        Key Person:         A person designated by the Board upon whose
                            judgment, initiative and efforts the Company or a Related Company may rely, who shall include any Director, Officer, full-time employee or consultant of the Company. A Key Person may include a corporation that is wholly-owned and controlled by a Key Person who is eligible for an Option grant, but in no case may the Company grant an option to a legal entity other than an individual.

        Option: The rights granted to a Key Person to purchase Common Stock pursuant to the terms and conditions of an Option Agreement (see hereinbelow).

        Option Agreement:   The written agreement (and any amendment or
                            supplement thereto) between the Company and a Key
                            Person designating the terms and conditions of an Option.

        Option Shares:      The shares of Common Stock underlying an Option
                            granted to a Key Person.


                             -- Stock Option Plan --

                             -- Azco Mining Inc. --

        Optionee:           A Key Person who has been granted an Option.

        Related             Company: Any subsidiary or affiliate of the Company.
                            The determination of whether a corporation is a Related Company shall be made without regard to whether the entity or the relationship between the entity and the Company now exists or comes into existence hereafter.

2.             Purpose and Scope.

        (a) The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Key Persons, upon whose judgment, initiative and efforts the Company may rely for the successful conduct of their businesses an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

        (b) This Plan authorizes the Board to grant Options to purchase shares of Common Stock to Key Persons selected by the Board while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors and other matters.

3. Administration of the Plan.

               The Plan shall be administered by the Board. The Board shall have the authority granted to it under this section and under this section and under each other section of the Plan.

               In accordance with and subject to the provisions of the Plan, the Board shall select the Optionees, shall determine: (i) the number of shares of Common Stock to be subject to each Option, however, in no event may the maximum number of shares reserved for any one individual exceed 5% of the issued and outstanding share capital of the Company; (ii) the time at which each Option is to be granted; (iii) the purchase price for the Option Shares, based on Fair Market Value; (iv) the Option period; and (v) the manner in which the Option becomes exercisable. In addition, the Board shall fix such other terms of each Option as it may deem necessary or desirable. The Board may determine the form of Option Agreement to evidence each Option.

               The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the


                             -- Stock Option Plan --

                             -- Azco Mining Inc. --

Company subject to the rules and policies of any exchange or over-the-counter market which is applicable to the Company.

               The Board may from time to time make such changes in and additions to the Plan as it may deem proper, subject to the prior approval of The Toronto Stock Exchange approval, and in the best interests of the Company; provided, however, that no such change or addition shall impair any Option previously granted under the Plan. If the shares are not listed on any exchange, then such approval is not necessary.

               Each determination, interpretation or other action made or taken by the Board shall be final, conclusive and binding on all persons, including without limitation, the Company, the stockholders, directors, officers and employees of the Company and the Related Companies, and the Optionees and their respective successors in interest.

4.             The Common Stock.

               The Board is authorized to appropriate, grant options, issue and sell for the purposes of the Plan, a total number of shares of the Company's Common Stock not to exceed 5,950,424, or the number and kind of shares of stock or other securities which in accordance with Section 10 shall be substituted for the shares or into which such shares shall be adjusted. All or any unsold shares subject to an Option that for any reason expires or otherwise terminates may again be made subject to Options under the Plan.

5.             Eligibility.

               Options will be granted only to Key Persons. Key Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise.

               At no time, however, may Options under the Plan, together with all of the Company's previously established or proposed share compensation arrangements, result, at any time, in:

        (a) the number of Optioned Shares reserved for issuance pursuant to the Plan under Options granted to Insiders exceed 10% of the outstanding shares of Common Stock;

        (b) the issuance to Insiders, within a one-year period, of Options pursuant to the Plan for which the number of Optioned Shares exceed 10% of the outstanding shares of Common Stock; or


                             -- Stock Option Plan --

                             -- Azco Mining Inc. --

        (c) the issuance to any one Insider, and to such Insider's associates, within a one-year period, of Options pursuant to the Plan for which the number of Optioned Shares exceed 5% of the outstanding shares of Common Stock.

               For the purposes of the foregoing restrictions respecting Insiders of the Company, the "outstanding shares of Common Stock" will be determined on the basis of the number of shares of Common Stock that are outstanding immediately prior to the Option grant in issue, excluding shares issued pursuant to share compensation arrangements over the preceding one-year period, and, in addition, an entitlement for Options granted to an Insider prior to such Insider becoming an Insider may be excluded in determining the number of Optioned Shares issuable to all Insiders of the Company.

6.             Option Price.

               The Board shall determine the purchase price for the Option
Shares.

7.             Duration and Exercise of Options.

        (a) The option period shall commence on the Date of Grant and shall be up to 10 years in length subject to the limitations in this
               Section 7 and the Option Agreement. Unless otherwise agreed by the Board, no Option shall be exercised for a period of 6 months following the Date of Grant; provided, however, that this limitation shall not apply to the exercise of an Option pursuant to the terms of the relevant Option Agreement upon the Optionee's death.

        (b) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. Subject to the limitations in paragraph (a) hereinabove, any Option held by an Optionee at the time of his death may be exercised by his estate within one year of his death or such longer period as the Board may determine.

        (c) The Board may determine whether an Option shall be exercisable as provided in paragraph (a) of this Section 7 or whether the Option shall be exercisable in installments only; if the Board determines the latter, it shall determine the number of installments and the percentage of the Option exercisable at each installment date. All such installments shall be cumulative.

        (d) In the case of an Optionee who is an employee of the Company or a Related Company, if, for any reason (other than death or termination for cause by the Company or a Related Company), the Optionee ceases to be employed by either the Company or a Related Company, any option held

                             -- Stock Option Plan --

                             -- Azco Mining Inc. --
               by the Optionee at the time his employment ceases may, at the sole discretion of the Board, be exercised within 30 days after the date that his employment ceased (subject to the limitations at paragraph (a) hereinabove), but only to the extent that the option was exercisable according to its terms on the date the Optionee's employment ceased. After such 30 day period, any unexercised portion of an Option shall expire.

        (e) In the case of an Optionee who is an employee of the Company or a Related Company, if the Optionee's employment by the Company or a Related Company ceases due to the Company's termination of such Optionee's employment for cause, any unexercised portion of any Option held by the Optionee shall immediately expire. For this purpose "cause" shall mean conviction of a felony or continued failure, after notice, by the Optionee to perform fully and adequately the Optionee's duties.

        (f) Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8; provided, that an Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least U.S. $1,000.00.

8.             Payment for Option Shares.

               In the case of all Option exercises, the purchase price shall be paid in cash or certified funds upon exercise of the Option.

9.             Incentive Stock Options.

        (a) The Board may, from time to time, and subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant to any Key Person who is an employee eligible to receive Options one or more Incentive Stock Options to purchase the number of shares of Common Stock allotted by the Board.

        (b) The Option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the Date of Grant of the Incentive Stock Option (or 110% of such Fair Market Value, in the case of individuals who own more than 10% of the outstanding equity securities of the Company).


                             -- Stock Option Plan --

                             -- Azco Mining Inc. --

        (c) The Option term of each Incentive Stock Option shall be determined by the Board and shall be set forth in the Option Agreement, provided that the Option term shall commence no sooner than from the Date of Grant and shall terminate no later than 10 years from the Date of Grant and shall be subject to possible early termination as set forth in Section 7 hereinabove (or five years from the Date of Grant, in the case of individuals who own more than 10% of the outstanding equity securities of the Company).

        (d) Any award of Incentive Stock Options shall be structured such that the aggregate Fair Market Value (determined as of the Date of Grant of the Incentive Stock Options) of the shares of Common Stock with respect to which the Incentive Stock Options are exercisable for the first time by an Option holder during any calendar year under all plans of the Company and Related Companies shall not exceed U.S. $100,000.00.

10.            Change in Stock, Adjustments, Etc.

               In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

               In the event of any such changes or exchanges, the Board shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, kind, or option price of the shares or other securities then subject to an Option or Options granted pursuant to the Plan and the Board shall make any such adjustment, and such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

11.            Relationship of Employment.

               Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Optionee any right with respect to employment by the Company, or interfere in any way with the right of the Company to terminate the Optionee's employment or services at any time.


                             -- Stock Option Plan --

                             -- Azco Mining Inc. --

12.            Non-transferability of Option.

               No Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and any attempt to do so shall be null and void.

13. Rights as a Stockholder.

               No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 10, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

14.            Securities Laws Requirements.

               No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the United States Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue "stop transfer instructions to its transfer agent and registrar in good faith without liability.

15.            Disposition of Shares.

               Each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (i) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (ii) that no Option Shares will be sold or otherwise distributed in violation of the United States Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (iii) that if he is subject to reporting requirements under
Section 16(a) of the United States Securities Exchange Act of 1934, as amended, he will (a) furnish the Company with a copy of each Form 4 filed by him and (b) timely file all reports required under the federal securities laws; and (iv) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.






                             -- Stock Option Plan --

                             -- Azco Mining Inc. --

16.            Effective Date of Plan; Termination Date of Plan.

               The Plan shall be deemed effective as of April 30, 1997. The Plan shall terminate at midnight on April 30, 2007 except as to Options previously granted and outstanding under the Plan at the time. No Options shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options then outstanding under the Plan.

17.            Other Provisions.

               The following provisions are also in effect under the Plan:

        (a) the use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary;

        (b) any expenses of administering the Plan shall be borne by the Company;

        (c) this Plan shall be construed to be in addition to any and all other compensation plans or programs. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable; and

        (d) the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Delaware.

                                   ----------





                             -- Stock Option Plan --

                             -- Azco Mining Inc. --

                  PROXY SOLICITED BY MANAGEMENT OF THE COMPANY

The undersigned shareholder of Azco Mining Inc. (the "Company") hereby appoints Alan P. Lindsay, or, failing him, Anthony R. Harvey, or, in place of the foregoing,_________________________ , as nominee of the undersigned to attend, vote and act for and in the name of the undersigned at the Annual Meeting of the Shareholders of the Company (the "Meeting") to be held in the Prescott Room of the Arizona Biltmore, 24th Street at Missouri, Phoenix, Arizona, on May 26, 1999, at the hour of 10:00 a.m. (local time), and at every adjournment thereof, and the undersigned hereby revokes any former proxy given to attend and vote at the meeting.

THE NOMINEE IS HEREBY INSTRUCTED TO VOTE AS FOLLOWS WITH RESPECT TO THE FOLLOWING MATTERS:

1.  FOR [ ]                             All Nominees as Directors - Alan P.
                                        Lindsay, Anthony R. Harvey,
                                        Ian M. Gray, Paul A. Hodges and
                                        Lawrence G. Olson.

    WITHHELD [ ]                        From All Nominees.

    FOR [ ]                             All Nominees Except the Following:
                                        _________________________________.

2.  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]   To appoint PricewaterhouseCoopers as
                                        auditors and to authorize the directors
                                        to fix the auditors' remuneration.

3.  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]   To approve the Voting Agreement among
                                        the Company, Arizona Mica Properties,
                                        Inc., Lawrence G. Olson, John O. Rud,
                                        Floyd R. Bleak, Alan P. Lindsay and
                                        Anthony R. Harvey.

4.  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]   To approve the amendment of the
                                        Company's Stock Option Plan.

5.  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]   To approve the amendments specified to
                                        certain issued and outstanding Stock
                                        Options.

THIS PROXY WILL BE VOTED FOR OR AGAINST OR WITHHELD OR ABSTAINED IN RESPECT OF THE MATTERS LISTED IN ACCORDANCE WITH THE CHOICE, IF ANY, INDICATED IN THE SPACE PROVIDED. IF NO CHOICE IS INDICATED, THE PROXY WILL BE VOTED FOR SUCH MATTER. IF ANY AMENDMENTS OR VARIATIONS ARE TO BE VOTED ON, OR ANY FURTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED ACCORDING TO THE BEST JUDGMENT OF THE PERSON VOTING THE PROXY AT THE MEETING. THIS FORM SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF MEETING AND PROXY STATEMENT.

DATED this _______ day of __________________, 1999.


____________________________________________
Signature of Shareholder


____________________________________________
(Please print name of Shareholder)

NOTES:

1. YOU HAVE THE RIGHT TO APPOINT A PERSON TO REPRESENT YOU AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE FORM OF PROXY. IF YOU WISH TO EXERCISE THIS RIGHT, INSERT THE NAME OF YOUR NOMINEE IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE IN THE FORM OF PROXY AND STRIKE OUT THE TWO PRINTED NAMES.

2. Please date and sign (exactly as the shares represented by this Proxy are registered) and return promptly. Where the instrument is signed by a corporation, its corporate seal must be affixed and execution must be made by an officer or attorney thereof duly authorized. If no date is stated by the Shareholder, the Proxy will be deemed to bear the date upon which it was mailed by management to the Shareholder.

3. To be valid this Proxy form, duly signed and dated, must arrive at the office of the Company's transfer agent Montreal Trust Company of Canada, located at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the day of the Meeting or any adjournment thereof.